Exhibit 10.4

AMENDMENT SEVEN TO CREDIT AGREEMENT

This Amendment Seven to Credit Agreement (“Amendment”) is dated as of October 6, 2004 (“Effective Date”), among MATRIX SERVICE COMPANY, as Borrower, the Lenders and BANK ONE, NA (as successor by merger to Bank One, Oklahoma, NA), with its main office in Chicago, Illinois, as a Lender, LC Issuer and as Agent for the Lenders.

RECITALS

A. Reference is made to the Credit Agreement dated as of March 7, 2003, among Borrower, Lenders and Agent, as amended by Amendment One to Credit Agreement dated as of May 22, 2003, Amendment Two to Credit Agreement dated as of August 27, 2003, Amendment Three to Credit Agreement dated as of December 19, 2003, Amendment Four to Credit Agreement dated as of March 11, 2004, Amendment Five to Credit Agreement dated as of May 6, 2004, and Amendment Six to Credit Agreement dated as of August 5, 2004 (as amended, the “Credit Agreement”) pursuant to which each of the Lenders established their respective Commitments in favor of the Borrower.

B. Borrower has requested the Lenders to make certain modifications to the Credit Agreement; and the Lenders and Agent have agreed thereto, as specifically set forth below.

C. Terms used herein shall have the meanings ascribed to them in the Credit Agreement, unless otherwise defined herein.

AGREEMENT

1. Amendment to Credit Agreement.

1.1. The pricing grid set forth in the Pricing Schedule is hereby replaced with the following:

LEVERAGE RATIO	APPLICABLE MARGIN (BPS)			LETTERS OF CREDIT FEE (bps)	COMMITMENT FEE (bps)
	EURODOLLAR LOANS* (+)	ABR LOANS* (+)	SWING LINE LOANS (+)
≤ 4.50x	425.0	200.0	200.0	425.0	62.5

≤ 4.25x	400.0	175.0	175.0	400.0	62.5

≤ 4.00x	375.0	150.0	150.0	375.0	62.5

≤ 3.75x	350.0	125.0	125.0	350.0	62.5

≤ 3.50x	325.0	100.0	100.0	325.0	62.5

≤ 3.25x	300.0	75.0	75.0	300.0	62.5

≤ 3.00x	275.0	50.0	50.0	275.0	62.5

≤ 2.75x	250.0	25.0	25.0	250.0	62.5

≤ 2.50x	225.0	00.0	00.0	225.0	50.0

≤ 2.00x	200.0	-25.0	-25.0	200.0	37.5

≤ 1.50x	175.0	-50.0	-50.0	175.0	32.5

*Term Loan pricing shall be 25.0 bps higher

1.2. Capital Expenditures. Section 6.16 is hereby replaced with the following:

“6.16 Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, in excess of $8,000,000 for Capital Expenditures during fiscal year 2005, and thereafter $9,000,000 for Capital Expenditures during any one fiscal year on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries.”

1.3. Fixed Charge Coverage Ratio. Section 6.27.1 is hereby amended to evidence that the phrase “1.15 to 1.0 through August 31, 2004; thereafter 1.25 to 1.0 through May 31, 2005; and thereafter, 1.50 to 1.0” is hereby deleted and replaced with “1.15 to 1.0 through February 28, 2005; thereafter 1.0 to 1.0 through May 31, 2005; and thereafter, 1.25 to 1.0”.

1.4. Leverage Ratio (Total Debt). Section 6.27.2 is hereby amended to evidence that the phrase “3.25 to 1.0 through the first fiscal quarter ending August 31, 2004, and thereafter 3.50 to 1.0” is hereby deleted and replaced with “4.50 to 1.0 through February 28, 2005; and thereafter, 3.50 to 1.0”.

1.5. Leverage Ratio (Senior Debt). Section 6.27.4 is hereby amended to evidence that the phrase “(a) 3.25 to 1.0 through August 31, 2004; and (b) thereafter, 2.25 to 1.0” is hereby deleted and replaced with “(a) 3.00 to 1.0 through February 28, 2005; and (b) thereafter, 2.25 to 1.0”.

2. Deliveries. Upon the execution hereof, Borrower shall: (i) deliver payment of the costs and fees described in Section 7, below; and (ii) deliver such other documents reasonably required by Agent in connection herewith.

3. Waiver of Default. Lenders hereby waive the Default that occurred in Borrower’s Total Leverage Ratio as of August 31, 2004. Such waiver applies only to the stated Default for the stated period, and shall not preclude other or further exercise of any and all rights of Lenders as to future Defaults, whether matured or unmatured.

4. Representations. Borrower represents to Agent and Lenders that, after giving affect to the amendments to the Credit Agreement contemplated hereby: (i) no Default or Unmatured Default exists; (ii) the representations and warranties contained in Article V of the Loan Agreement are true and correct as of the date hereof, except to the extent such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and (iii) it is in compliance with the financial covenants as set forth in Section 6.27 as amended by this Amendment.

5. Ratifications. Borrower shall deliver to Agent fully executed originals of the Ratification of Security Agreements and Ratification of Guaranty Agreement, in the forms set forth on Schedules “5-A” and “5-B”, respectively, attached hereto.

6. Release And Waiver Of Claims. In consideration of each Lender’s agreement to enter into this Amendment, Borrower hereby agrees as follows:

A. General Release and Waiver of Claims: Borrower hereby releases and forever discharges Agent and each Lender and their respective successors, assigns, partners, directors, officers, agents, attorneys, and employees from any and all claims, demands, cross-actions, controversies, causes of action, damages, rights, liabilities and obligations, at law or in equity whatsoever, known or unknown, whether past, present or future, now held, owned or possessed by Borrower, or which Borrower may, as a result of any actions or inactions occurring on or prior to the Effective Date, hereafter hold or claim to hold under common law or statutory right, arising, directly or indirectly out of the Loan or any of the Loan Documents or any of the documents, instruments or any other transactions relating thereto or the transactions contemplated thereby.

Borrower understands and agrees that this is a full, final and complete release and agrees that this release may be pleaded as an absolute and final bar to any or all suit or suits pending or which may hereafter be filed or prosecuted by Borrower, or anyone claiming by, through or under Borrower, in respect of any of the matters released hereby, and that no recovery on account of the matters described herein may hereafter be had from anyone whomsoever, and that the consideration given for this release is no admission of liability.

B. Releases Binding on Affiliates of Borrower. The provisions, waivers and releases set forth are binding upon Borrower and its agents, employees, representatives, officers, directors, general partners, limited partners, joint shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants and attorneys.

7. Costs and Fees. As inducement for the Lenders and Agent to execute this Amendment, Borrower shall pay a fee equal to 0.50% of the aggregate commitment under the Total Facility ($405,597), in good funds, upon the execution hereof, to Agent for distribution to the Lenders in accordance with their Pro Rata Share and pay all other costs, expenses and fees incurred by Lenders in connection herewith including without limitation the fees of Riggs, Abney, Neal, Turpen, Orbison & Lewis.

8. Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Oklahoma.

9. Reimbursement. Borrower agrees to reimburse Agent for any costs, expenses, and fees (including reasonable attorney fees) incurred in connection with the preparation of this Amendment.

10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Agent have executed this Amendment as of the date first above written.

MATRIX SERVICE COMPANY

By:	/s/ George L. Austin
George L. Austin, Vice President

Notice Address:	10701 East Ute Street
Tulsa, OK 74116
Attention:	George L. Austin,
Vice President
Telephone:	(918) 838-8822
FAX:	(918) 838-8810

BANK ONE, NA (as successor by merger
to Bank One, Oklahoma, NA)
Lender, LC Issuer and as Agent

By:	/s/ David G. Page
David G. Page, First Vice President

Notice Address:	4th Floor OK2-6110
15 East Fifth Street
Tulsa, OK 74103
Attention:	David G. Page,
First Vice President
Telephone:	(918) 586-5430
FAX:	(918) 586-5474

INTERNATIONAL BANK OF COMMERCE,
successor in interest to LOCAL OKLAHOMA
BANK, an Oklahoma Banking Corporation,
formerly known as LOCAL OKLAHOMA BANK, NA

By:	/s/ Barry J. Woods
Barry J. Woods, Senior Vice President

Notice Address:	2250 East 73rd Street
Suite 200
Tulsa, OK 74136
Attention:	Barry J. Woods,
Senior Vice President
Telephone:	(918) 497-2436
FAX:	(918) 497-2455

WACHOVIA BANK,
NATIONAL ASSOCIATION

By:	/s/ Patrick A. McGovern
Patrick A. McGovern, Sr. Vice President

Notice Address:	123 South Broad Street
14th Floor – PA1202
Philadelphia, PA 19109
Attention:	Patrick A. McGovern,
Sr. Vice President
Telephone:	(215) 670-6577
FAX:	(215) 670-6645

UMB BANK, N.A.

By:	/s/ Richard J. Lehrter
Richard J. Lehrter, Community Bank President

Notice Address:	1437 South Boulder Avenue
Suite 150
Tulsa, OK 74119
Attention:	Richard J. Lehrter, President
Telephone:	(918) 295-2000
FAX:	(918) 295-2020

WELLS FARGO BANK, NA
(formerly known as Wells Fargo Bank Texas, NA)

By:	/s/ Brad S. Thompson
Brad S. Thompson, Vice President

Notice Address:	3rd Floor MACT5303-031
1445 Ross Avenue
Dallas, TX 75202
Attention:	Brad S. Thompson,
Vice President
Telephone:	(214) 740-1545
FAX:	(214) 953-3982

Schedule 5-A

RATIFICATION OF SECURITY AGREEMENTS

        As inducement for and in consideration of the Lenders and Agent executing the Amendment Seven to Credit Agreement of even date herewith with respect to the Credit Agreement dated as of March 7, 2003, among Matrix Service Company, the Lenders, Bank One, NA, as Agent, Wells Fargo Bank Texas, N.A., as Co-Agent and Banc One Capital Markets, Inc. as Lead Arranger and Sole Book Runner, the undersigned Borrower and Subsidiaries hereby ratify and confirm their respective Pledge and Security Agreements and agree that each remains in full force and effect. This Ratification may be executed in multiple counterparts.

        Dated effective this 6th day of October, 2004.

        IN WITNESS WHEREOF, the Borrower and Subsidiaries hereby executed this Ratification of Security Agreements as of the date first written above.

MATRIX SERVICE COMPANY,
a Delaware corporation

By:	/s/ George L. Austin
George L. Austin, Vice President

        IN WITNESS WHEREOF, each of the Subsidiaries has caused this Agreement to be duly executed, under seal, by its authorized officer as of the day and year first above written.

MATRIX SERVICE INC., an Oklahoma corporation; MATRIX SERVICE MID-CONTINENT, INC., an Oklahoma corporation; MATRIX SERVICE, INC. CANADA, an Ontario, Canada corporation; HAKE ACQUISITION CORP., a Delaware corporation; HAKE GROUP, INC., a Delaware corporation; BOGAN, INC. (including Fiberspec, a division), a Pennsylvania corporation; FRANK W. HAKE, INC., a Pennsylvania corporation; HOVER SYSTEMS, INC., a Pennsylvania corporation; I & S, INC., a Pennsylvania corporation; MCBISH MANAGEMENT, INC., a Pennsylvania corporation; MECHANICAL CONSTRUCTION, INC., a Delaware corporation; MID-ATLANTIC CONSTRUCTORS, INC., a Pennsylvania corporation; TALBOT REALTY, INC., a Pennsylvania corporation; BISH INVESTMENTS, INC., a Delaware corporation; I & S JOINT VENTURE, L.L.C., a Pennsylvania limited liability company

By:	/s/ George L. Austin
George L. Austin, Vice President

Schedule 5-B

RATIFICATION OF SUBSIDIARY GUARANTY

        As inducement for and in consideration of the Lenders and Agent executing the Amendment Seven to Credit Agreement of even date herewith with respect to the Credit Agreement dated as of March 7, 2003, among Matrix Service Company, the Lenders, Bank One, NA, as Agent, Wells Fargo Bank Texas, N.A., as Co-Agent and Banc One Capital Markets, Inc. as Lead Arranger and Sole Book Runner, the undersigned Guarantors hereby ratify and confirm the Guaranty Agreement and agree that it remains in full force and effect.

        Dated effective this 6th day of October, 2004.

        IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused Ratification of Subsidiary Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

MATRIX SERVICE INC., an Oklahoma corporation; MATRIX SERVICE MID-CONTINENT, INC., an Oklahoma corporation; MATRIX SERVICE, INC. CANADA, an Ontario, Canada corporation; HAKE ACQUISITION CORP., a Delaware corporation; HAKE GROUP, INC., a Delaware corporation; BOGAN, INC. (including Fiberspec, a division), a Pennsylvania corporation; FRANK W. HAKE, INC., a Pennsylvania corporation; HOVER SYSTEMS, INC., a Pennsylvania corporation; I & S, INC., a Pennsylvania corporation; MCBISH MANAGEMENT, INC., a Pennsylvania corporation; MECHANICAL CONSTRUCTION, INC., a Delaware corporation; MID-ATLANTIC CONSTRUCTORS, INC., a Pennsylvania corporation; TALBOT REALTY, INC., a Pennsylvania corporation; BISH INVESTMENTS, INC., a Delaware corporation; I & S JOINT VENTURE, L.L.C., a Pennsylvania limited liability company

By:	/s/ George L. Austin
George L. Austin, Vice President